As filed with the Securities and Exchange Commission on August 11, 2025
Registration No. 333-288720

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
Iowa	84-1652107
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, NE 68106
(402) 884-8700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Michelle S. Mapes, Esq.
Interim Principal Executive Officer, Chief Legal and Administration Officer and Corporate Secretary
Green Plains Inc.
1811 Aksarben Drive
Omaha, NE 68106
(402) 884-8700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michelle S. Mapes, Esq. Green Plains Inc. 1811 Aksarben Drive Omaha, NE 68106 (402) 884-8700	Sarah K. Morgan, Esq. Benjamin N. Heriaud, Esq. Vinson & Elkins L.L.P. 845 Texas Ave, Suite 4700 Houston, Texas 77002-2946 (713) 758-2222
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement consists of two prospectuses:

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A base prospectus, which covers the offering, issuance and sale by us of up to $300,000,000 in the aggregate of shares of common stock, par value $0.001 per share, of Green Plains Inc., warrants for the purchase of common stock, debt securities and units consisting of two or more of the foregoing classes of securities; and

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A resale prospectus, which covers common stock of Green Plains Inc. that may be sold in one or more secondary offerings by the selling stockholders named in the resale prospectus.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The resale prospectus immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED August 11, 2025.
PRELIMINARY PROSPECTUS
GREEN PLAINS INC.
$300,000,000
COMMON STOCK
WARRANTS
DEBT SECURITIES
UNITS
We may, from time to time, issue in one or more offerings and in one or more series:
•
shares of common stock, par value $0.001 per share;

•
warrants for the purchase of shares of common stock;

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debt securities; and

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units consisting of two or more of the above classes or series of securities.

This prospectus relates to the offer and sale by us up to an aggregate $300,000,000 of the securities identified above (the “securities”) of Green Plains Inc. (the “Company,” “we,” “our” or “us”).
The securities may be offered separately or together, in separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering. We will specify in an accompanying prospectus supplement the terms of the securities. We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement. See “Plan of Distribution.”
Our headquarters are located at 1811 Aksarben Drive, Omaha, Nebraska 68106. Our common stock is quoted under the symbol “GPRE” on The Nasdaq Global Market. On August 8, 2025, the closing price of our common stock on the Nasdaq Global Market was $7.40 per share. We will provide information in the related prospectus supplement for the trading market, if any, for any other securities that may be offered.
Prior to making a decision about investing in our Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings we may make from time to time with the Securities and Exchange Commission. See “Risk Factors” on page 5.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
You should read this prospectus and the applicable prospectus supplement for the specific security being offered and any related free writing prospectus carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
THE DATE OF THIS PROSPECTUS IS              , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $300,000,000. This prospectus generally describes Green Plains Inc. and its securities, including its common stock. We may use the shelf registration statement to sell the listed securities from time to time through any means described in the section entitled “Plan of Distribution.”
More specific terms of any securities we offer may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered, any specific allocation of the net proceeds of an offering of securities to a specific purpose and other terms of the offering. We also may authorize one or more free writing prospectuses to be provided to you in connection with an offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any free writing prospectus, together with the information incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before buying any of the securities being offered.
No offer of the securities will be made in any jurisdiction where the offer is not permitted.
THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL SECURITIES UNLESS IT IS
ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free-writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free-writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free-writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free-writing prospectus, or any sale of a security. We take no responsibility for, and can provide no assurances as to the reliability of, any different or inconsistent information that others may give you. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”
This prospectus contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. These statements are based on current expectations which involve a number of risks and uncertainties and do not relate strictly to historical or current facts, but rather to plans and objectives for future operations. These statements include words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “predict,” “may,” “could,” “should,” “will” and similar words and phrases as well as statements regarding future operating or financial performance or guidance, business strategy, environment, key trends and benefits of actual or planned acquisitions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements are made in accordance with safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations regarding future events are based on reasonable assumptions, any or all forward-looking statements in this prospectus may be based on inaccurate assumptions or not account for known or unknown risks and uncertainties, and therefore, be incorrect. Consequently, no forward-looking statement is guaranteed, and actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in this prospectus expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws.
Factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A — Risk Factors of our annual report on Form 10-K for the year ended December 31, 2024 and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Specifically, we may experience fluctuations in future operating results due to a number of economic conditions and other factors, including: the status, expected timing, and expected outcome of our Board of Directors’ ongoing review of strategic alternatives; the failure to realize the anticipated results from the new products being developed; the failure to realize the anticipated costs savings or other benefits of the acquisition by us of all the publicly held common units of the partnership not already owned by us and our affiliates in Green Plains Partners LP (the “Merger”); local, regional and national economic conditions, including volatility in inflation and interest rates, and the impact they may have on the company and its customers; disruption caused by health epidemics; conditions in the ethanol industry and other industries in which we operate; competition in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; commodity market risks, including those that may result from weather conditions; changes in government policies and global political or economic conditions; the financial condition of the company’s customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the Merger; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws such as the One Big Beautiful Bill Act, the impact of tariffs, renewable fuel programs and low carbon programs; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees; the results of any reviews, investigations or other proceedings by government authorities; the performance of the company; and other factors detailed in reports filed with the SEC.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or any document incorporated by reference might not occur. We caution investors not to place undue reliance on the forward-looking statements, which represent management’s views only as of the date of this prospectus or documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR BUSINESS
References to “we,” “us,” “our,” “Green Plains,” or the “company” refer to Green Plains Inc. and its subsidiaries.
Green Plains is an Iowa corporation, founded in June 2004 as a producer of low-carbon fuels and has grown to be a leading biorefining company maximizing the potential of existing resources through fermentation and patented agribusiness technologies. We continue the transition from a commodity-processing business to a value-added agricultural technology company creating sustainable, high-value ingredients from existing resources. To that end, we are currently executing on a number of initiatives to develop and implement proven agricultural, food and industrial biotechnology systems that allow for product diversification, new market opportunities and production of additional value-added low-carbon ingredients, such as Ultra-High Protein, dextrose, renewable corn oil and more, as well as offering these technologies to the broader biofuels industry.
We group our business activities into the following two operating segments to manage performance:
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Ethanol Production.   Our ethanol production segment includes the production, storage and transportation of ethanol, distillers grains, Ultra-High Protein and renewable corn oil at ten biorefineries in Illinois, Indiana, Iowa, Minnesota, Nebraska and Tennessee. At capacity, our facilities are capable of processing approximately 310 million bushels of corn per year and producing approximately 903 million gallons of ethanol, 2.2 million tons of distillers grains and Ultra-High Protein, and 310 million pounds of renewable corn oil, a low-carbon feedstock for biodiesel and renewable diesel. We are one of the largest ethanol producers in North America.

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Agribusiness and Energy Services.   Our agribusiness and energy services segment includes grain procurement, with approximately 20.2 million bushels of grain storage capacity, and our commodity marketing business, which markets, sells and distributes the ethanol, distillers grains, Ultra-High Protein and renewable corn oil produced at our ethanol plants. We also buy and sell ethanol, distillers grains, renewable corn oil, grain, natural gas and other commodities in various markets.

We are a leader in deploying carbon capture technology to reduce the carbon intensity (“CI”) of our biofuels at several of our production facilities. We are well underway with our carbon reduction strategy. We committed our seven biorefineries in Nebraska, Iowa and Minnesota to carbon capture and sequestration projects through carbon pipeline transport, our four Iowa and Minnesota facilities with Summit Carbon Solutions and our three Nebraska biorefineries with Trailblazer CO2 Pipeline LLC, which will lower greenhouse gas (“GHG”) emissions through the capture of biogenic carbon dioxide at each of these biorefineries, significantly lowering their CI, in some cases by more than half. We have executed agreements for the purchase and financing of, and are under construction for the installation of, carbon capture equipment at our three Nebraska plants. We anticipate completion of these Nebraska biorefinery carbon capture projects in the fourth quarter of 2025, and Summit Carbon Solutions intends to be operational in 2027. There are few ethanol production facilities with carbon capture in place today, and we believe we may be among the first to produce lower-CI ethanol at scale. In addition, we are exploring alternatives for biogenic carbon dioxide utilization where pipeline transport or direct injection may not be feasible. Reducing the CI of our ethanol could allow us to benefit from state, federal and foreign clean fuel programs, including the low carbon fuel standard (“LCFS”) programs at the state level and federal tax credits under the Inflation Reduction Act of 2022 (the “IRA”), including the 45Z Clean Fuel Production Credit, and could position our low-carbon ethanol as a potential feedstock for alcohol-to-jet (“ATJ”) pathways to produce sustainable aviation fuels (“SAF”).
SAF is a drop-in fuel, chemically identical to petroleum-based jet fuel and can be blended into the fuel supply at varying levels. There is an increasing focus on using this fuel to reduce the carbon footprint of air travel. SAF can be produced from vegetable and waste oil feedstocks, such as our renewable corn oil. Additionally, ATJ technologies are emerging and being commercialized that use low-CI ethanol as a feedstock to produce SAF. In January 2023, Green Plains, United Airlines and Tallgrass formed a joint venture, Blue Blade Energy, to explore development and commercialization of ATJ SAF.

We have installed and are operating FQT MSC™ technology at five of our biorefineries. Through our value-added ingredients initiative, we produce Ultra-High Protein, a feed ingredient with protein concentrations of 50% or greater and yeast concentrations of 25%, increase production of renewable corn oil and produce other higher value products, such as post-MSC™ distillers grains. We successfully commercialized and completed full scale 60% protein production runs using FQT’s MSC™ system, which is our specialty feed ingredient branded as Sequence™.
In July 2023, we announced a technology collaboration with Equilon Enterprises LLC, which allows us to use FQT’s precision separation and processing technology with Shell Fiber Conversion Technology. The two technologies combine fermentation, mechanical separation and processing, and fiber conversion into one platform. This has the potential to liberate all of the remaining distillers corn oil currently bound in the fiber fraction of the corn kernel, generate cellulosic sugars for production of low-carbon ethanol, and enhance and expand available high protein to produce high-quality ingredients for global pet, livestock and aquaculture diets. Our collaboration completed the construction of a large demonstration facility at Green Plains York and began commissioning during 2024.
Our margins are highly dependent on commodity prices, particularly for ethanol, corn, distillers grains, Ultra-High Protein, renewable corn oil and natural gas. Since market price fluctuations among these commodities are not always correlated, ethanol production has been and may continue to be unprofitable at times. From time to time, we use a variety of risk management tools and hedging strategies to monitor real-time operating price risk exposure at each of our operations in an effort to obtain favorable margins, when available. Our profitability could be significantly impacted by price movements of the aforementioned commodities.
Executive Offices
Our executive offices are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, and our telephone number is (402) 884-8700. Our website is www.gpreinc.com. Information contained on our website is not a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition, results of operations or stock price could be materially adversely affected. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Information Regarding Forward Looking Statements.”

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily for general corporate purposes. We may also use a portion of the net proceeds to pay off outstanding indebtedness and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.
The actual application of proceeds we receive from any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

THE SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. Accordingly, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.
We may sell from time to time, in one or more offerings:
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common stock;

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warrants to purchase common stock or debt securities of one or more series;

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debt securities; and/or

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units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate offering price;

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rates and times of payment of dividends or interest, if any;

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redemption, conversion, exercise, exchange or sinking fund terms, if any;

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ranking;

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liquidation rights;

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restrictive covenants, if any;

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voting or other rights, if any;

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conversion prices, if any; and

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important United States federal income tax considerations.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the Registration Statement of which this prospectus forms a part.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK
We are authorized to issue 150,000,000 shares of common stock, $0.001 par value per share. As of August 8, 2025, approximately 68,370,427 shares of common stock were issued and approximately 65,565,368 shares of common stock were outstanding, held of record by approximately 1,680 shareholders of record, not including beneficial holders whose shares are held in names other than their own. As of August 11, 2025, we had outstanding warrants to purchase an aggregate of 7,251,362 shares common stock, comprised of (i) the BlackRock Warrants to purchase 5,250,000 shares of common stock at an exercise price of $0.01 per share, (ii) the Ancora Warrants to purchase 1,504,140 shares of common stock at an exercise price of $0.01 per share and (iii) warrants to purchase 497,222 shares of common stock at an exercise price of $22.00 per share.
The following descriptions of our common stock and provisions of our Second Amended and Restated Articles of Incorporation, as amended (“Articles”), and our Fifth Amended and Restated Bylaws (“Bylaws”), are only summaries. We encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.
Dividends, Voting Rights and Liquidation
Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Payments of dividends by our subsidiaries to Green Plains may be restricted by certain debt covenants. Future declarations of dividends are subject to approval by our board of directors and may be adjusted as business needs or market conditions change.
All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations.
Listing
Our common stock is listed under the symbol “GPRE” on The Nasdaq Global Market.
Transfer Agent and Registrar
Computershare Investor Services, LLC is the transfer agent and registrar for our common stock. Their address is 150 Royall Street, Suite 101, Canton, Massachusetts 02021, and their telephone number is (800) 962-4284.
Iowa Law and Certain Charter and Bylaw Provisions
The provisions of (1) Iowa law, (2) our Articles and (3) our Bylaws, discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that shareholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.
Iowa Statutory Law.   We are subject to the anti-takeover provisions of Section 490.1110 of the Iowa Business Corporation Act. In general, Section 490.1110 prohibits a publicly-held Iowa corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is, or the transaction in which the person became an interested shareholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 490.1110, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and, subject to certain exceptions, an “interested shareholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 10% or more of the corporation’s voting stock.
Moreover, under Section 490.1108A of the Iowa Business Corporation Act, in determining what he or she believes to be in the best interests of the company when considering an acquisition, merger or similar proposal, a director may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, creditors, customers and the communities in which we operate as well as long-term and short-term interests of the company and its shareholders, including the possibility that these interests may be best served by the continued independence of the company. The Iowa Business Corporation Act also provides that consideration “of any or all of the community interest factors is not a violation of the business judgment rule or of any duty of the director to the shareholders, or a group of shareholders, even if the director reasonably determines that a community interest factor or factors outweigh the financial or other benefits to the corporation or a shareholder or group of shareholders.” This provision may have anti-takeover effects in situations in which the interests of our stakeholders, other than shareholders, conflict with the short-term maximization of shareholder value.
The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 66 2∕3% of our outstanding voting stock. These provisions are likely to increase the time required for shareholders to change the composition of the board of directors.
Advance Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors.   Our Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal or director nomination in writing to our Corporate Secretary. A shareholder’s notice generally must be delivered not less than 90 nor more than 120 days prior to the one-year anniversary of the prior year’s annual meeting; provided, however, that in the event of a special meeting or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be received by the company not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made. Detailed requirements as to the form of the notice and information included in the notice are specified in the Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.
Our Bylaws also permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our common stock continuously for a period of at least three years, to nominate for election to our Board and have such director nominations included in our proxy materials, a number of director candidates equal to the greater of (i) two individuals or (ii) 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy certain requirements specified in the Bylaws. Under these procedures, notice must be received by our corporate secretary at our principal executive offices not less than 120 calendar days, and not more than 150 calendar days, prior to the one-year anniversary of the date that our proxy statement was released to shareholders in connection with the prior year’s annual meeting of shareholders. In accordance with our Bylaws, the shareholder notice must contain certain information about the candidate the shareholder(s) desires to nominate for election as a director, the shareholder(s) giving the notice and the beneficial owner(s), if any, on whose behalf the nomination is made.
Special Meetings of Shareholders.   Special meetings of the shareholders may be called only by our Chairman of the Board, Chief Executive Officer, President, the Board of Directors, or one or more shareholders of record that collectively own at least 20% of all of the outstanding shares entitled to vote at the proposed special meeting.
Shareholder Action by Written Consent.   Our Bylaws do not permit our shareholders to act by written consent, except where otherwise required by the Iowa Business Corporation Act, which requires written consents signed by holders of shares having not less than ninety percent of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted. Accordingly, the ability of shareholders to act by written consent is remote.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. Accordingly, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.
General
We may issue warrants for the purchase of common stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent will be a bank that we select that has its principal office in the United States and a combined capital and surplus in an amount as required by applicable law. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. EST on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise of the warrants.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. Accordingly, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.
We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement.
We will issue the senior debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture. We will issue the subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both senior indentures and the subordinated indentures. The indentures will be qualified under the Trust Indenture Act. We use the term “trustee” to refer to either a senior trustee or a subordinated trustee, as applicable.
The following summaries of material provisions of senior debt securities, subordinated debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of senior indentures and subordinated indentures are expected to be identical.
General
We will describe in each prospectus supplement the following terms relating to a series of debt securities, as applicable:
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the title;

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the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

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the maturity date;

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the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the aggregate amount of indebtedness that would be senior to the subordinated debt and a description of any limitation on the issuance of such additional senior indebtedness (or a statement that there is no such limitation);

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the place where payments will be made;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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provisions for a sinking fund, purchase or other analogous fund, if any;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability to: incur additional indebtedness, issue additional securities, create liens, pay dividends and make distributions with respect to our capital stock, redeem capital stock, make investments or other restricted payments, sell or otherwise dispose of assets, engage in transactions with shareholders and affiliates, or effect a consolidation or merger;

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whether the indenture will require us to maintain any asset ratios or reserves;

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a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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the procedures for any auction and remarketing, if any;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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if other than dollars, the currency in which the series of debt securities will be denominated;

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities; and

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the name of any trustee(s) and the nature of any material relationships with the trustee, the percentage of securities of the class necessary to require the trustee to take action and what indemnification the trustee may require before proceeding to enforce any liens.

Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the Debt Securities or otherwise to make any funds available to us. This includes the payment of dividends or other distributions or the extension of loans or advances, unless we say otherwise in a prospectus supplement. See “Description of Common Stock — Dividend Rights, Voting Rights and Liquidation” for a description of certain limits on the ability of our subsidiaries to pay dividends on their common stock.
Furthermore, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities of such entities and upon their earnings and cash flow, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the Debt Securities would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the Debt Securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless an accompanying prospectus supplement states otherwise, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.
Events of Default Under an Indenture
Unless an accompanying prospectus supplement states otherwise, the following will be events of default under the indentures with respect to any series of debt securities that we may issue:
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if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and continues, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs, the principal amount and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority-in-principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.
Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered, and if requested provided, to the trustee security or indemnity satisfactory to the trustee. The holders of a majority-in-principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve personal liability or be unduly prejudicial to the holders not involved in the proceeding (it being understood that the trustee does not have an affirmative duty to determine whether any action is prejudicial to any holder).

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered, and if requested provided, security or indemnity satisfactory to the trustee against any loss, liability or other expense of compliance with such written request; and

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the trustee does not institute the proceeding and does not receive from the holders of a majority-in-aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest, on the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
Unless an accompanying prospectus supplement states otherwise, we and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
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to fix any ambiguity, defect or inconsistency in the indenture;

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to comply with the provisions described above under “Consolidation, Merger or Sale”;

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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To provide for the issuance of and establish the form and terms of the debt securities as described above under “General”, to establish the form of any required certifications or to add to the rights of the holders of any series of debt securities;

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to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any series;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the security holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority-in-aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge
Unless an accompanying prospectus supplement states otherwise, each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest, on the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered, and if requested provided, security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check, which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee in the State of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Subordination of Subordinated Debt Securities
The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indentures will not limit the amount of subordinated debt securities that we may issue. It also will not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS
We may issue securities in units, each consisting of two or more types of securities, in any combination. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. The holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, the prospectus supplement and any related free writing prospectus relating to the units will contain the information described above with regard to each of the securities that is a component of the units.
In addition, the prospectus supplement and any related free writing prospectus relating to units will describe the terms of any units we issue, including as applicable:
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the title of any series of units;

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the date, if any, on and after which the securities comprising such units may be transferable separately, and any other terms and conditions applicable to such transfers;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units, including information with respect to any applicable book-entry procedures;

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whether we will apply to have such units traded on any securities exchange or securities quotation system;

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any material United States federal income tax consequences applicable to such units, including how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities; and

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any other material terms and conditions relating to the units or to the securities included in each unit.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby in one or more of the following ways, separately or together, from time to time:
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underwritten transactions;

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privately negotiated transactions;

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exchange distributions and/or secondary distributions;

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sales in the over-the-counter market;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

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short sales and delivery of our securities to close out short positions;

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sales by broker-dealers of our securities that are loaned or pledged to such broker-dealers;

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“at-the-market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law

In addition, we may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, we may be required by the securities laws of certain states to offer and sell the securities only through registered or licensed brokers or dealers.
We will set forth in a prospectus supplement the terms of the offering of securities, including:
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the name or names of any agents, dealers or underwriters;

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the purchase price of the securities being offered and the proceeds we or they will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

We will describe the method of distribution of the securities and terms of the offering in the prospectus supplement.
We may distribute our offered securities from time to time in one or more transactions at: (1) a fixed price or prices (which may be changed), (2) market prices prevailing at the time of sale, (3) prices related to the prevailing market prices at the time of sale, or (4) negotiated prices. Any initial public offering price and any discounts, commissions or concessions allowed or re-allowed or paid to dealers or agents may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above.

The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.
Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from any selling security holders, us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Stock Market or other principal market for our common stock. We may apply to list warrants or debt securities on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.
Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Husch Blackwell LLP, Omaha, Nebraska. Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS
The consolidated financial statements of Green Plains Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our SEC filings are also available to the public on our website at www.gpreinc.com. The information contained on our website is not included or incorporated by reference into this prospectus. In addition, our common stock is listed for trading on The Nasdaq Global Market under the symbol “GPRE.”
This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference as of their respective dates of filing are (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
1.
Our Annual Report on Form 10-K, filed on February 7, 2025, for the year ended December 31, 2024;

2.
Our Quarterly Reports on Form 10-Q, filed on May 8, 2025, for the three months ended March 31, 2025 and filed on August 11, 2025, for the three months ended June 30, 2025;

3.
Our Current Reports on Form 8-K, filed on February 7, 2025, February 28, 2025, March 4, 2025, April 15, 2025, April 22, 2025, May 8, 2025, and June 6, 2025; and

4.
The description of our common stock set forth in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 16, 2005, including any amendment or report filed with the SEC for the purpose of updating this description, including any amendment or report filed with the Commission for the purpose of updating this description, including Exhibit 4.4 and Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2024.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, Attention: Investor Relations; Telephone: (402) 884-8700.
To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superseded.
All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supersedes such statement.

GREEN PLAINS INC.
$300,000,000
Common Stock
Warrants
Debt Securities
Units

PRELIMINARY PROSPECTUS

The date of this prospectus is           , 2025.

The information in this prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED August 11, 2025.
PRELIMINARY PROSPECTUS
GREEN PLAINS INC.
6,754,140 shares of Common Stock Offered by the Selling Stockholders
Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the resale or other disposition from time to time by the selling stockholders identified herein (each, a “Selling Stockholder” and, together, the “Selling Stockholders”), of up to an aggregate 6,754,140 shares of common stock, par value $0.001 per share (“common stock”), of Green Plains Inc. (the “Company,” “we,” “our” or “us”), comprised of (i) 1,504,140 shares of common stock issuable on the exercise of common stock purchase warrants, exercisable at an exercise price of $0.01 per share, with an exercise period ending on May 7, 2035 (the “Ancora Warrants”) and (ii)(a) 2,000,000 shares of common stock issuable on the exercise of common stock purchase warrants, exercisable at an exercise price of $0.01 per share, with an exercise period ending on December 31, 2029 and (b) 3,250,000 shares of common stock issuable upon the exercise of common stock purchase warrants, exercisable at an exercise price of $0.01 per share, with an exercise period ending on August 10, 2035 (the “BlackRock Warrants,” and, together with the Ancora Warrants, the “Warrants”).
On May 7, 2025, the company entered into a secured $30 million revolving credit facility with Ancora Alternatives LLC (“Ancora”) that, pursuant to its terms, was terminated with no borrowings outstanding on July 30, 2025. Also executed as part of the credit facility, the company issued 1,504,140 Ancora Warrants to certain affiliates of Ancora. We are registering the resale of the common stock issuable upon exercise of the Ancora Warrants as required by the warrant agreements (the “warrant agreements”), each dated as of May 7, 2025, that we entered into with certain affiliates of Ancora.
Also on May 7, 2025, we entered into a supplemental indenture with certain funds and accounts managed by BlackRock, Inc. (“BlackRock”) with respect to our junior secured mezzanine notes issued to BlackRock. In connection with the supplemental indenture, we executed second amended and restated warrant agreements with BlackRock, covering an aggregate 2,000,000 BlackRock Warrants to purchase common stock.
On August 10, 2025, we amended and restated the indenture with respect to our $125 million junior secured mezzanine notes issued to BlackRock. In connection with the the amended and restated indenture, we entered into a subscription agreement with BlackRock and issued 3,250,000 BlackRock Warrants to purchase shares of common stock at an exercise price of $0.01 per share, with an exercise period ending on August 10, 2035.
This prospectus provides you with a general description of the shares of common stock offered hereby and the general manner in which the Selling Stockholders, upon exercise of the Warrants, may offer such securities. More specific terms of any securities that the Selling Stockholder offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any of the proceeds from the sale of common stock by the Selling Stockholders. However, upon any exercise of the Warrants (specified herein and held by the Selling Stockholders) by payment of cash, we will receive the exercise price of such warrants. Pursuant to the warrant agreements that govern the Warrants, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of common stock by the Selling Stockholders pursuant to this prospectus. Our registration of the common stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of common stock. The Selling Stockholders may sell the common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell the common stock in the section entitled “Plan of Distribution.”
Our headquarters are located at 1811 Aksarben Drive, Omaha, Nebraska 68106. Our common stock is quoted under the symbol “GPRE” on The Nasdaq Global Market. On August 8, 2025, the closing price of our common stock on the Nasdaq Global Market was $7.40 per share. We will provide information in the related prospectus supplement for the trading market, if any, for any other securities that may be offered.
Prior to making a decision about investing in our Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings we may make from time to time with the Securities and Exchange Commission. See “Risk Factors” on page 5.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
You should read this prospectus and the applicable prospectus supplement for the specific security being offered and any related free writing prospectus carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
THE DATE OF THIS PROSPECTUS IS            , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the shares of common stock described in this prospectus in one or more offerings. This prospectus generally describes Green Plains Inc. and its securities, including its common stock. The Selling Stockholders may use the shelf registration statement to sell up to an aggregate of 6,754,140 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.”
We will not receive any proceeds from the sale of the common stock to be offered by the Selling Stockholders. Pursuant to the warrant agreements that govern the Warrants, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus.
More specific terms of any shares of the common stock that the Selling Stockholders offer may be provided in a prospectus supplement, if required, that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
No offer of the common stock will be made in any jurisdiction where the offer is not permitted.
You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free-writing prospectus that we may authorize to be provided to you. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free-writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free-writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free-writing prospectus, or any sale of a security. We take no responsibility for, and can provide no assurances as to the reliability of, any different or inconsistent information that others may give you. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”
This prospectus contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. These statements are based on current expectations which involve a number of risks and uncertainties and do not relate strictly to historical or current facts, but rather to plans and objectives for future operations. These statements include words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “predict,” “may,” “could,” “should,” “will” and similar words and phrases as well as statements regarding future operating or financial performance or guidance, business strategy, environment, key trends and benefits of actual or planned acquisitions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements are made in accordance with safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations regarding future events are based on reasonable assumptions, any or all forward-looking statements in this prospectus may be based on inaccurate assumptions or not account for known or unknown risks and uncertainties, and therefore, be incorrect. Consequently, no forward-looking statement is guaranteed, and actual future results may vary materially from the results expressed or implied in our forward-looking statements. The cautionary statements in this prospectus expressly qualify all of our forward-looking statements. In addition, we are not obligated, and do not intend, to update any of our forward-looking statements at any time unless an update is required by applicable securities laws.
Factors that could cause actual results to differ from those expressed or implied in the forward-looking statements include, but are not limited to, those discussed in Part I, Item 1A — Risk Factors of our annual report on Form 10-K for the year ended December 31, 2024 and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Specifically, we may experience fluctuations in future operating results due to a number of economic conditions and other factors, including: the status, expected timing, and expected outcome of our Board of Directors’ ongoing review of strategic alternatives; the failure to realize the anticipated results from the new products being developed; the failure to realize the anticipated costs savings or other benefits of the acquisition by us of all the publicly held common units of the partnership not already owned by us and our affiliates in Green Plains Partners LP (the “Merger”); local, regional and national economic conditions, including volatility in inflation and interest rates, and the impact they may have on the company and its customers; disruption caused by health epidemics; conditions in the ethanol industry and other industries in which we operate; competition in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; commodity market risks, including those that may result from weather conditions; changes in government policies and global political or economic conditions; the financial condition of the company’s customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the Merger; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws such as the One Big Beautiful Bill Act, the impact of tariffs, renewable fuel programs and low carbon programs; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees; the results of any reviews, investigations or other proceedings by government authorities; the performance of the company; and other factors detailed in reports filed with the SEC.
In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or any document incorporated by reference might not occur. We caution investors not to place undue reliance on the forward-looking statements, which represent management’s views only as of the date of this prospectus or documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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OUR BUSINESS
References to “we,” “us,” “our,” “Green Plains,” or the “company” refer to Green Plains Inc. and its subsidiaries.
Green Plains is an Iowa corporation, founded in June 2004 as a producer of low-carbon fuels and has grown to be a leading biorefining company maximizing the potential of existing resources through fermentation and patented agribusiness technologies. We continue the transition from a commodity-processing business to a value-added agricultural technology company creating sustainable, high-value ingredients from existing resources. To that end, we are currently executing on a number of initiatives to develop and implement proven agricultural, food and industrial biotechnology systems that allow for product diversification, new market opportunities and production of additional value-added low-carbon ingredients, such as Ultra-High Protein, dextrose, renewable corn oil and more, as well as offering these technologies to the broader biofuels industry.
We group our business activities into the following two operating segments to manage performance:

•
Ethanol Production.   Our ethanol production segment includes the production, storage and transportation of ethanol, distillers grains, Ultra-High Protein and renewable corn oil at ten biorefineries in Illinois, Indiana, Iowa, Minnesota, Nebraska and Tennessee. At capacity, our facilities are capable of processing approximately 310 million bushels of corn per year and producing approximately 903 million gallons of ethanol, 2.2 million tons of distillers grains and Ultra-High Protein, and 310 million pounds of renewable corn oil, a low-carbon feedstock for biodiesel and renewable diesel. We are one of the largest ethanol producers in North America.

•
Agribusiness and Energy Services.   Our agribusiness and energy services segment includes grain procurement, with approximately 20.2 million bushels of grain storage capacity, and our commodity marketing business, which markets, sells and distributes the ethanol, distillers grains, Ultra-High Protein and renewable corn oil produced at our ethanol plants. We also buy and sell ethanol, distillers grains, renewable corn oil, grain, natural gas and other commodities in various markets.

We are a leader in deploying carbon capture technology to reduce the carbon intensity (“CI”) of our biofuels at several of our production facilities. We are well underway with our carbon reduction strategy. We committed our seven biorefineries in Nebraska, Iowa and Minnesota to carbon capture and sequestration projects through carbon pipeline transport, our four Iowa and Minnesota facilities with Summit Carbon Solutions and our three Nebraska biorefineries with Trailblazer CO2 Pipeline LLC, which will lower greenhouse gas (“GHG”) emissions through the capture of biogenic carbon dioxide at each of these biorefineries, significantly lowering their CI, in some cases by more than half. We have executed agreements for the purchase and financing of, and are under construction for the installation of, carbon capture equipment at our three Nebraska plants. We anticipate completion of these Nebraska biorefinery carbon capture projects in the fourth quarter of 2025, and Summit Carbon Solutions intends to be operational in 2027. There are few ethanol production facilities with carbon capture in place today, and we believe we may be among the first to produce lower-CI ethanol at scale. In addition, we are exploring alternatives for biogenic carbon dioxide utilization where pipeline transport or direct injection may not be feasible. Reducing the CI of our ethanol could allow us to benefit from state, federal and foreign clean fuel programs, including the low carbon fuel standard (“LCFS”) programs at the state level and federal tax credits under the Inflation Reduction Act of 2022 (the “IRA”), including the 45Z Clean Fuel Production Credit, and could position our low-carbon ethanol as a potential feedstock for alcohol-to-jet (“ATJ”) pathways to produce sustainable aviation fuels (“SAF”).
SAF is a drop-in fuel, chemically identical to petroleum-based jet fuel and can be blended into the fuel supply at varying levels. There is an increasing focus on using this fuel to reduce the carbon footprint of air travel. SAF can be produced from vegetable and waste oil feedstocks, such as our renewable corn oil. Additionally, ATJ technologies are emerging and being commercialized that use low-CI ethanol as a feedstock to produce SAF. In January 2023, Green Plains, United Airlines and Tallgrass formed a joint venture, Blue Blade Energy, to explore development and commercialization of ATJ SAF.
We have installed and are operating FQT MSC™ technology at five of our biorefineries. Through our value-added ingredients initiative, we produce Ultra-High Protein, a feed ingredient with protein

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concentrations of 50% or greater and yeast concentrations of 25%, increase production of renewable corn oil and produce other higher value products, such as post-MSC™ distillers grains. We successfully commercialized and completed full scale 60% protein production runs using FQT’s MSC™ system, which is our specialty feed ingredient branded as Sequence™.
In July 2023, we announced a technology collaboration with Equilon Enterprises LLC, which allows us to use FQT’s precision separation and processing technology with Shell Fiber Conversion Technology. The two technologies combine fermentation, mechanical separation and processing, and fiber conversion into one platform. This has the potential to liberate all of the remaining distillers corn oil currently bound in the fiber fraction of the corn kernel, generate cellulosic sugars for production of low-carbon ethanol, and enhance and expand available high protein to produce high-quality ingredients for global pet, livestock and aquaculture diets. Our collaboration completed the construction of a large demonstration facility at Green Plains York and began commissioning during 2024.
Our margins are highly dependent on commodity prices, particularly for ethanol, corn, distillers grains, Ultra-High Protein, renewable corn oil and natural gas. Since market price fluctuations among these commodities are not always correlated, ethanol production has been and may continue to be unprofitable at times. From time to time, we use a variety of risk management tools and hedging strategies to monitor real-time operating price risk exposure at each of our operations in an effort to obtain favorable margins, when available. Our profitability could be significantly impacted by price movements of the aforementioned commodities.
Executive Offices
Our executive offices are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, and our telephone number is (402) 884-8700. Our website is www.gpreinc.com. Information contained on our website is not a part of this prospectus.

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RISK FACTORS
Investing in our securities involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), as well as information incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectus. If any of these risks were to occur, our business, financial condition, results of operations or stock price could be materially adversely affected. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus, including the section entitled “Cautionary Information Regarding Forward Looking Statements.”

5

USE OF PROCEEDS
We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the respective Selling Stockholder. However, upon any exercise of the Warrants by payment of cash, we will receive the exercise price of such Warrants. In addition, pursuant to the warrant agreements that govern the Warrants, we will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of common stock by the Selling Stockholders pursuant to this prospectus.

6

SELLING STOCKHOLDERS
Beneficial Ownership
Up to 6,754,140 shares of common stock may be offered for resale by the Selling Stockholders under this prospectus.
Ancora Warrants
On May 7, 2025, we entered into a secured revolving credit facility with Ancora. Also executed as part of the credit facility, we issued the Ancora Warrants to certain affiliates of Ancora. The Ancora Warrants are exercisable at an exercise price of $0.01 per share, with an exercise period ending on May 7, 2035.
The Ancora Warrants provide an exercise right that allows the holder to exercise any portion of the Ancora Warrants, subject to the limitations set forth in the respective warrant agreement. The holder of a Ancora Warrants shall not have the right to exercise any portion of such Ancora Warrants otherwise exercisable to the extent that any such exercise would result in the holder of the Ancora Warrants and its affiliates, if acting as a group and required to aggregate their beneficial ownership of common stock pursuant to Section 13(d) of the Exchange Act, owning more than 19.8% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock issuable upon exercise of the Ancora Warrants (the “Ancora Beneficial Ownership Limitation”). In accordance with the terms of each warrant agreement governing the Ancora Warrants, this prospectus covers the resale of the maximum number of shares of common stock issuable upon the exercise of the Ancora Warrants, without regard to any limitations on the exercise of such Ancora Warrants, including the Ancora Beneficial Ownership Limitation.
BlackRock Warrants
Also on May 7, 2025, we entered into a supplemental indenture with certain funds and accounts managed by BlackRock, Inc. (“BlackRock”) with respect to our Junior Notes (as defined below). In connection with the supplemental indenture, we executed second amended and restated warrant agreements with BlackRock, covering an aggregate 2,000,000 BlackRock Warrants to purchase shares of common stock. The BlackRock Warrants pursuant to the second amended and restated warrant agreements are exercisable at an exercise price of $0.01 per share, with an exercise period ending on December 31, 2029.
On August 10, 2025, we amended and restated the indenture with respect to our $125 million junior secured mezzanine notes issued to BlackRock. In connection with the amended and restated indenture, we entered into a subscription agreement with BlackRock and issued 3,250,000 BlackRock Warrants to purchase shares of common stock at an exercise price of $0.01 per share, with an exercise period ending on August 10, 2035.
The BlackRock Warrants provide an exercise right that allows the holder to exercise any portion of the Warrant, subject to the limitations set forth in the respective warrant agreement. The holder of a BlackRock Warrant shall not have the right to exercise any portion of such BlackRock Warrant otherwise exercisable to the extent that any such exercise would result in (i) the holder of the BlackRock Warrant and its affiliates, if acting as a group and required to aggregate their beneficial ownership of common stock pursuant to Section 13(d) of the Exchange Act, owning more than 19.8% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock issuable upon exercise of the BlackRock Warrant (the “BlackRock Beneficial Ownership Limitation,” together with the Ancora Beneficial Ownership Limitation, the “Beneficial Ownership Limitations”). This prospectus covers the resale of the maximum number of shares of common stock issuable upon the exercise of the BlackRock Warrants, without regard to any limitations on the exercise of such BlackRock Warrants, including the BlackRock Beneficial Ownership Limitation.
The following table sets forth the number of shares of common stock being offered by the Selling Stockholders, including their donees, pledgees, transferees or other successors-in-interest, subject to the transfer restrictions described in this prospectus and the documents incorporated by reference herein, based on the assumptions that: (i) all shares of common stock registered for sale by this registration statement will be sold by or on behalf of the Selling Stockholders and (ii) no other shares of common stock will be

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acquired prior to completion of this offering by the Selling Stockholders. The following table also sets forth the number of shares known to us, based upon information furnished by, or on behalf of, the Selling Stockholders, to be beneficially owned by the Selling Stockholders as of August 11, 2025, assuming the full exercise of the Warrants and without regard to any limits on exercise, including the Beneficial Ownership Limitations. The Selling Stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The Selling Stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of the shares.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with Selling Stockholders” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.
Holders of our common stock vote together as a single class. As of August 8, 2025, approximately 65,565,368 shares of common stock were outstanding and as of August 11, 2025, 6,754,140 shares of common stock were issuable upon exercise of the Warrants, subject to the Beneficial Ownership Limitations. The percentages in the table below assume the full exercise of the Warrants without regard for to any limits on conversion, including the Beneficial Ownership Limitations.
	Shares of Common Stock Beneficially Owned Before the Offering		Number of shares of Common Stock that may be sold hereby(2)	Number of Shares Beneficially Owned After the Offering
Selling Stockholder:	Shares	Voting Power(1)		Shares	Voting Power(1)
Ancora(3)	5,834,040	8.7%	1,504,140	4,329,900	6.6%
BlackRock, Inc.(4)	9,008,195	12.7%	5,250,000	3,758,195	5.7%

(1)
Represents percentage of voting power of our common stock.

(2)
Represents the number of shares being registered on behalf of the Selling Stockholder pursuant to this registration statement, which may be less than the total number of shares held by the Selling Stockholder.

(3)
Certain Selling Stockholders are affiliated with Ancora. These include Ancora Bellator Fund, LP, Ancora Catalyst, LP, Ancora Catalyst Institutional, LP, Ancora Merlin, LP and Ancora Merlin Institutional, LP. They may offer and sell from time to time 341,601, 59,565, 532,465, 30,937 and 539,572 shares of our common stock, issuable upon exercise of the Ancora Warrants held by each of such Selling Stockholders, respectively.

Shares beneficially owned prior to the offering reflect (A) (i) 364,641 shares of common stock directly beneficially owned by Ancora Bellator Fund, LP and (ii) 341,601 shares of common stock issuable upon exercise of the Ancora Warrants held by Ancora Bellator Fund, LP, (B) (i) 46,744 shares of common stock directly beneficially owned by Ancora Catalyst, LP and (ii) 59,565 shares of common stock issuable upon exercise of the Ancora Warrants held by Ancora Catalyst, LP, (C) (i) 568,378 shares of common stock directly beneficially owned by Ancora Catalyst Institutional, LP and (ii) 532,465 shares of common stock issuable upon exercise of the Ancora Warrants held by Ancora Catalyst Institutional, LP, (D) (i) 33,024 shares of common stock directly beneficially owned by Ancora Merlin, LP and (ii) 30,937 shares of common stock issuable upon exercise of the Ancora Warrants held by Ancora Merlin, LP, (E) (i) 575,965 shares of common stock directly beneficially owned by Ancora Merlin Institutional, LP and (ii) 539,572 shares of common stock issuable upon exercise of the Ancora Warrants held by Ancora Merlin Institutional, LP, (F) 400,904 shares of common stock beneficially owned directly by Ancora Impact Fund LP — Series Q, (G) 822,563 shares of common stock beneficially owned directly by Ancora Impact Fund — Series S, (H) 1,021,660 shares of common stock beneficially owned

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directly by Ancora Impact Fund SPC Ltd. — Segregated Portfolio H and (I) 496,021 shares of common stock held in a certain separately management account (the “Ancora Alternatives SMA”). Ancora’s beneficial ownership is further described in a Schedule 13D/A, filed with the SEC on May 9, 2025.
Ancora Alternatives LLC serves as investment manager and may be deemed to beneficially own the shares held by each of Ancora Bellator Fund, LP, Ancora Catalyst, LP, Ancora Catalyst Institutional, LP, Ancora Merlin, LP, Ancora Merlin Institutional, LP, Ancora Impact Fund LP — Series Q, Ancora Impact Fund LP — Series S, Ancora Impact Fund SPC Ltd. — Segregated Portfolio H and the Ancora Alternatives SMA.
The sole member of Ancora Alternatives LLC is Ancora Holdings Group, LLC, which may be deemed to beneficially own all shares beneficially owned by Ancora Alternatives LLC.
Ancora Holdings Group, LLC is controlled by its Chairman and Chief Executive Officer, Frederick DiSanto.
Mr. DiSanto may be deemed to beneficially own all shares beneficially owned by Ancora Holdings Group, LLC.
The principal business address of Mr. DiSanto and each of the entities listed in this footnote is C/O Ancora Holdings Group, LLC, 6060 Parkland Boulevard, Suite 200 Cleveland, OH, 44124.

(4)
The registered holders of the referenced shares are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc., BlackRock Global Allocation Collective Fund, BlackRock Total Return Bond Fund and Strategic Income Opportunities Bond Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts.

The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is: 50 Hudson Yards, New York, NY 10001.
Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
Material Relationships with Selling Stockholders
As further described in our Quarterly Report on Form 10-Q, filed with the SEC on May 8, 2025, and Quarterly Report on Form 10-Q, filed with the SEC on August 11, 2025, we entered into a Cooperation Agreement on April 11, 2025 with Ancora Holdings Group, LLC, the sole member of Ancora Alternatives LLC, which provided for the expansion of our Board of Directors from eight directors to ten directors, the appointment of independent directors Steve Furcich, Carl Grassi, and Patrick Sweeney, and included a standstill, voting commitment and other customary provisions.
On May 7, 2025, the company entered into a secured $30 million revolving credit facility with Ancora Alternatives LLC, that, pursuant to its terms, was terminated with no borrowings outstanding on July 30, 2025. The facility bore interest at 10% on borrowings and had a 0.5% fee on the unused balance. Interest and fees were due on the 5th of each month. Also executed as part of the credit facility, we issued 1,504,140 Ancora Warrants at a strike price of $0.01 per share. The Ancora Warrants have a ten year exercise period.
On February 9, 2021, Green Plains SPE LLC, a wholly-owned special purpose subsidiary issued $125 million of junior secured mezzanine notes due 2026 (the “Junior Notes”) to BlackRock. The Junior Notes were amended on May 7, 2025, which extended the maturity date from February 9, 2026 to May 15, 2026. In connection with the amendment to the Junior Notes, we executed the second amended and restated warrant agreements with BlackRock. The BlackRock Warrants are exercisable at an exercise price of $0.01 per share, with an exercise period ending on December 31, 2029.

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On August 10, 2025, we amended and restated the indenture with respect to the Junior Notes issued to BlackRock. The Junior Notes are secured by a pledge of the membership interests in and the real property owned by certain subsidiaries of Green Plains SPE LLC. The Junior Notes currently accrue interest at an annual rate of 11.75%, which rate is subject to periodic incremental increases. The Junior Notes have an unsecured parent guratnee from the Company and have certain limitations on distributions, dividends or laons to the Company unless there will not exist any event of default. In connection with the amended and restated indenture, we entered into a subscription agreement with BlackRock and issued 3,250,000 BlackRock Warrants to purchase shares of common stock at an exercise price of $0.01 per share, with an exercise period ending on August 10, 2035.
Any applicable prospectus supplement, amendment or other permissible disclosure document will also disclose whether a Selling Stockholder has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

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PLAN OF DISTRIBUTION
The common stock is being registered to permit the Selling Stockholders to offer and sell such shares from time to time after the date of this prospectus. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the offering by the Selling Stockholders of the shares of common stock offered under this prospectus. However, upon any exercise of the by payment of cash, we will receive the exercise price of such Warrants. We will bear the fees and expenses incurred by us in connection with our obligation to register the common stock pursuant to the terms of each warrant agreement. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.
The Selling Stockholders may use any one or more of the following methods when disposing of the common stock pursuant to this prospectus or interests therein:

•
on the Nasdaq Global Market or any national securities exchange or quotation service on which shares of our common stock may be listed or quoted at the time of sale;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
in underwritten transactions;

•
distributions to members, general partners and limited partners;

•
short sales effected after the date the registration statement of which this prospectus is a part becomes effective;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree with a Selling Stockholder to sell a specified number of such common stock at a stipulated price per security; and

•
a combination of any such methods of sale or by any other legally available means.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by it and, if any Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. In connection with the sale of our common stock or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume.
The Selling Stockholders may also sell our common stock short and deliver these securities to close out its short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). A Selling Stockholder also may transfer the common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholder for purposes of this

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prospectus. The number of shares of common stock beneficially owned by a Selling Stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by such shares. The plan of distribution for the common stock offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be Selling Stockholders for purposes of this prospectus.
The aggregate proceeds to the Selling Stockholders from the sale of the common stock will be the purchase price of the common stock less discounts and commissions, if any.
In offering the common stock covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If a Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, a Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
To the extent required, the common stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
Under the securities laws of some states, if applicable, the common stock registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The Selling Stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common stock offered in this prospectus by the Selling Stockholders. The anti- manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities for the common stock.
We cannot assure you that the Selling Stockholders will sell all or any portion of the common stock registered pursuant to this registration statement. The Selling Stockholders may have agreements with underwriters, dealers and agents to indemnify it against certain civil liabilities, including liabilities under the Securities Act, and to reimburse it for certain expenses.

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DESCRIPTION OF COMMON STOCK
We are authorized to issue 150,000,000 shares of common stock, $0.001 par value per share. As of August 8, 2025, approximately 68,370,427 shares of common stock were issued and approximately 65,565,368 shares of common stock were outstanding, held of record by approximately 1,680 shareholders of record, not including beneficial holders whose shares are held in names other than their own. As of August 11, 2025, we had outstanding warrants to purchase an aggregate of 7,251,362 shares common stock, comprised of (i) the BlackRock Warrants to purchase 5,250,000 shares of common stock at an exercise price of $0.01 per share, (ii) the Ancora Warrants to purchase 1,504,140 shares of common stock at an exercise price of $0.01 per share and (iii) warrants to purchase 497,222 shares of common stock at an exercise price of $22.00 per share.
The following descriptions of our common stock and provisions of our Second Amended and Restated Articles of Incorporation, as amended (“Articles”), and our Fifth Amended and Restated Bylaws (“Bylaws”), are only summaries. We encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.
Dividends, Voting Rights and Liquidation
Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. Payments of dividends by our subsidiaries to Green Plains may be restricted by certain debt covenants. Future declarations of dividends are subject to approval by our board of directors and may be adjusted as business needs or market conditions change.
All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations.
Listing
Our common stock is listed under the symbol “GPRE” on The Nasdaq Global Market.
Transfer Agent and Registrar
Computershare Investor Services, LLC is the transfer agent and registrar for our common stock. Their address is 150 Royall Street, Suite 101, Canton, Massachusetts 02021, and their telephone number is (800) 962-4284.
Iowa Law and Certain Charter and Bylaw Provisions
The provisions of (1) Iowa law, (2) our Articles and (3) our Bylaws, discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that shareholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.
Iowa Statutory Law.   We are subject to the anti-takeover provisions of Section 490.1110 of the Iowa Business Corporation Act. In general, Section 490.1110 prohibits a publicly-held Iowa corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years after the

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date of the transaction in which the person became an interested shareholder, unless the business combination is, or the transaction in which the person became an interested shareholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 490.1110, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and, subject to certain exceptions, an “interested shareholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 10% or more of the corporation’s voting stock.
Moreover, under Section 490.1108A of the Iowa Business Corporation Act, in determining what he or she believes to be in the best interests of the company when considering an acquisition, merger or similar proposal, a director may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, creditors, customers and the communities in which we operate as well as long-term and short-term interests of the company and its shareholders, including the possibility that these interests may be best served by the continued independence of the company. The Iowa Business Corporation Act also provides that consideration “of any or all of the community interest factors is not a violation of the business judgment rule or of any duty of the director to the shareholders, or a group of shareholders, even if the director reasonably determines that a community interest factor or factors outweigh the financial or other benefits to the corporation or a shareholder or group of shareholders.” This provision may have anti-takeover effects in situations in which the interests of our stakeholders, other than shareholders, conflict with the short-term maximization of shareholder value.
The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 66 2∕3% of our outstanding voting stock. These provisions are likely to increase the time required for shareholders to change the composition of the board of directors.
Advance Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors.   Our Bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal or director nomination in writing to our Corporate Secretary. A shareholder’s notice generally must be delivered not less than 90 nor more than 120 days prior to the one-year anniversary of the prior year’s annual meeting; provided, however, that in the event of a special meeting or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the previous year’s annual meeting, notice by the shareholder to be timely must be received by the company not earlier than the close of business on the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made. Detailed requirements as to the form of the notice and information included in the notice are specified in the Bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.
Our Bylaws also permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of our common stock continuously for a period of at least three years, to nominate for election to our Board and have such director nominations included in our proxy materials, a number of director candidates equal to the greater of (i) two individuals or (ii) 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy certain requirements specified in the Bylaws. Under these procedures, notice must be received by our corporate secretary at our principal executive offices not less than 120 calendar days, and not more than 150 calendar days, prior to the one-year anniversary of the date that our proxy statement was released to shareholders in connection with the prior year’s annual meeting of shareholders. In accordance with our Bylaws, the shareholder notice must contain certain information about the candidate the shareholder(s) desires to nominate for election as a director, the shareholder(s) giving the notice and the beneficial owner(s), if any, on whose behalf the nomination is made.
Special Meetings of Shareholders.   Special meetings of the shareholders may be called only by our Chairman of the Board, Chief Executive Officer, President, the Board of Directors, or one or more

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shareholders of record that collectively own at least 20% of all of the outstanding shares entitled to vote at the proposed special meeting.
Shareholder Action by Written Consent.   Our Bylaws do not permit our shareholders to act by written consent, except where otherwise required by the Iowa Business Corporation Act, which requires written consents signed by holders of shares having not less than ninety percent of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted. Accordingly, the ability of shareholders to act by written consent is remote.

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LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Husch Blackwell LLP, Omaha, Nebraska. Certain legal matters in connection with this offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas.

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EXPERTS
The consolidated financial statements of Green Plains Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION
We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our SEC filings are also available to the public on our website at www.gpreinc.com. The information contained on our website is not included or incorporated by reference into this prospectus. In addition, our common stock is listed for trading on The Nasdaq Global Market under the symbol “GPRE.”
This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

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INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference as of their respective dates of filing are (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.
Our Annual Report on Form 10-K, filed on February 7, 2025, for the year ended December 31, 2024;

2.
Our Quarterly Reports on Form 10-Q, filed on May 8, 2025, for the three months ended March 31, 2025 and filed on August 11, 2025, for the three months ended June 30, 2025;

3.
Our Current Reports on Form 8-K, filed on February 7, 2025, February 28, 2025, March 4, 2025, April 15, 2025, April 22, 2025, May 8, 2025 and June 6, 2025; and

4.
The description of our common stock set forth in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 16, 2005, including any amendment or report filed with the SEC for the purpose of updating this description, including any amendment or report filed with the Commission for the purpose of updating this description, including Exhibit 4.4 and Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2024.

You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at 1811 Aksarben Drive, Omaha, Nebraska 68106, Attention: Investor Relations; Telephone: (402) 884-8700.
To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superseded.
All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities hereby are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supersedes such statement.

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GREEN PLAINS INC.
6,754,140 shares of common stock Offered by the Selling Stockholders
Issuable Upon Exercise of Outstanding Warrants

PRELIMINARY PROSPECTUS

The date of this prospectus is           , 2025.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the company’s estimates (other than the SEC registration fee and FINRA filing fee) of the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.
ITEM	AMOUNT
SEC registration fee	$53,437.27
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing fees	(1)
Transfer agent fees and expenses	(1)
Miscellaneous fees and expenses	(1)
Total	$(1)

(1)
These fees and expenses are dependent upon the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
The Company is an Iowa corporation. Our Fifth Amended and Restated Bylaws require us to indemnify directors and officers to the full extent permitted by the Iowa Business Corporation Act.
Under the Iowa Business Corporation Act, we must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Company against reasonable expenses incurred by the director in connection with the proceeding. Further, under the Iowa Business Corporation Act, officers who are not directors, are afforded the same mandatory indemnification protections as directors upon successful application to the court. Additionally, we may indemnify our directors and officers where: (A)(i) the individual acted in good faith; (ii) the individual reasonably believed that (a) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation or (b) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful, or (B) the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.
We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.
We have entered into indemnification agreements with each of our officers and directors. Pursuant to the indemnification agreements, we are required to, among other things, indemnify each indemnitee against all expenses (including, attorneys’ fees, disbursements and retainers, accounting and witness fees and other disbursements and expenses) incurred in connection with certain proceedings that relate to the indemnitee’s service as an officer or director of the company. Further, we are required to indemnify for expenses incurred by the indemnitee in defense of a proceeding to the extent the indemnitee has been successful on the merits or otherwise. Finally, if the indemnitee is involved in certain proceedings as a result of the indemnitee’s serving as our officer or director, we are required to advance all expenses incurred by or on behalf of the indemnitee in connection with such proceeding, without regard to the indemnitee’s ability to repay the expenses and without regard to the indemnitee’s ultimate entitlement to indemnification under the other provisions of the indemnification agreement; provided, however, that to the extent required by Iowa law, the indemnitee shall repay all the expenses paid to the indemnitee if it is finally determined that the indemnitee is not entitled to be indemnified.
The indemnification agreements contain certain exceptions to our obligation to indemnify. Among these exceptions, we are not obligated to make any indemnity in connection with any claim made against the indemnitee: (i) for which payment has actually been made to or on behalf of the indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provisions, (ii) for an accounting of profits made from the purchase and sale (or sale and purchase) by the indemnitee of securities of the company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law; (iii) for which indemnitee settles a claim without our consent; (iv) for which such indemnitee is finally adjudged to have gained any person profit or advantage to which he or she was not legally entitled; (v) for which indemnitee’s conduct is finally adjudged to have been willful misconduct, knowingly fraudulent, deliberately dishonest or in violation of indemnitee’s duty of loyalty to us; (vi) for proceedings initiated or brought voluntarily by such indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under the applicable indemnification agreement or any other statute or law or otherwise as required by Iowa law; (vii) for which the indemnitee is indemnified by us otherwise than pursuant to the indemnification agreement; or (viii) for which a court of competent jurisdiction had made a final determination that indemnification under the indemnification agreement is unlawful.
The indemnification agreements also require us to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the indemnitee with coverage for losses from wrongful acts and an indemnitee who is an officer or director shall be named as an insured.
All agreements and obligations of the company contained in the indemnification agreements shall continue during the period when the officer or director who is a party to an indemnification agreement is an officer or director of the company (or is serving at the request of the company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as such director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative. In addition, the indemnification agreements provide for partial indemnification and advance of expenses.
We have been advised that, in the opinion of the SEC, indemnification for certain liabilities is against public policy as expressed in the Exchange Act and is, therefore, unenforceable.
Item 16.   Exhibits.
(a) Exhibits.
EXHIBIT NO.	DESCRIPTION OF EXHIBIT
1.1*	Form of Underwriting Agreement.
2.1(a)	Asset Purchase Agreement among Hereford Ethanol Partners, L.P. and Green Plains Hereford LLC, dated December 14, 2020 (incorporated by reference herein to Exhibit 2.1 to the company’s Current Report on Form 8-K filed on December 15, 2020).
2.1(b)	Asset Purchase Agreement, dated December 14, 2020, by and among Green Plains LP, Green Plains Holdings LLC, Green Plains Operating Company LLC, Green Plains Ethanol Storage LLC, Green Plains Logistics LLC, Green Plains Inc., Green Plains Trade Group LLC and Green Plains Hereford LLC. (incorporated herein by reference to Exhibit 2.2 to the company’s Current Report on Form 8-K filed on December 15, 2020).
2.2	Agreement and Plan of Merger, dated September 16, 2023, by and among Green Plains Inc., GPLP Holdings Inc., GPLP Merger Sub LLC, Green Plains Holdings LLC and Green Plains Partners LP. (The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.) (incorporated herein by reference to Exhibit 2.1 to the company’s Current Report on Form 8-K filed September 18, 2023).

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1(a)	Second Amended and Restated Articles of Incorporation of the company (incorporated herein by reference to Exhibit 3.1 of the company’s Current Report on Form 8-K filed October 15, 2008).
3.1(b)	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Green Plains Renewable Energy, Inc. (incorporated herein by reference to Exhibit 3.1 of the company’s Current Report on Form 8-K filed May 9, 2011).
3.1(c)	Second Articles of Amendment to Second Amended and Restated Articles of Incorporation of Green Plains Renewable Energy, Inc. (incorporated herein by reference to Exhibit 3.1 to the company’s Current Report on Form 8-K filed May 16, 2014).
3.1(d)	Third Articles of Amendment to Second Amended and Restated Articles of Incorporation of Green Plains, Inc. (incorporated herein by reference to Exhibit 3.1 to the company’s Current Report on Form 8-K filed on May 6, 2022).
3.2	Fifth Amended and Restated Bylaws of Green Plains, Inc. dated November 14, 2022 (incorporated herein by reference to Exhibit 3.1 to the company’s Current Report on Form 8-K filed on November 16, 2022).
4.1	Shareholders’ Agreement by and among Green Plains Renewable Energy, Inc., each of the investors listed on Schedule A, and each of the existing shareholders and affiliates identified on Schedule B, dated May 7, 2008 (incorporated herein by reference to Appendix F of the company’s Registration Statement on Form S-4/A filed September 4, 2008).
4.2*	Form of Common Stock Warrant and Warrant Certificate.
4.3**	Form of Senior Note (included in form of Senior Indenture).
4.4**	Form of Subordinated Note (included in form of Subordinated Indenture).
4.5**	Form of Senior Indenture.
4.6**	Form of Subordinated Indenture.
4.7*	Form of Warrant Agreement for Debt Securities and Warrant Certificate.
4.8(a)	Indenture, dated March 1, 2021, between Green Plains Inc. and Wilmington Trust, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the company’s Current Report on Form 8-K dated March 1, 2021).
4.8(b)	First Supplemental Indenture relating to the 2.25% Convertible Senior Notes due 2027, dated as of March 1, 2021, between Green Plains Inc. and Wilmington Trust, National Association, including the form of Global Note attached as Exhibit A thereto (incorporated herein by reference to Exhibit 4.2 to the company’s Current Report on Form 8-K dated March 1, 2021).
4.8(c)	Form of Global Note representing 2.25% Convertible Senior Notes due 2027 (included as a part of Exhibit 4.8(b)).
4.9(a)	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated May 7, 2025, by and between Green Plains Inc. and Ancora Catalyst Institutional, LP (incorporated herein by reference to Exhibit 10.12(a) to the company’s Quarterly Report on Form 10-Q filed on May 8, 2025)
4.9(b)	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated May 7, 2025, by and between Green Plains Inc. and Ancora Catalyst, LP (incorporated herein by reference to Exhibit 10.12(b) to the company’s Quarterly Report on Form 10-Q filed on May 8, 2025)
4.9(c)	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated May 7, 2025, by and between Green Plains Inc. and Ancora Merlin Institutional, LP (incorporated herein by reference to Exhibit 10.12(c) to the company’s Quarterly Report on Form 10-Q filed on May 8, 2025)

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
4.9(d)	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated May 7, 2025, by and between Green Plains Inc. and Ancora Merlin, LP (incorporated herein by reference to Exhibit 10.12(d) to the company’s Quarterly Report on Form 10-Q filed on May 8, 2025)
4.9(e)	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated May 7, 2025, by and between Green Plains Inc. and Ancora Bellator Fund, LP (incorporated herein by reference to Exhibit 10.12(e) to the company’s Quarterly Report on Form 10-Q filed on May 8, 2025)
4.10(a)	Second Amended and Restated Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated May 7, 2025, by and between Green Plains Inc. and BlackRock Global Allocation Fund, Inc. (incorporated herein by reference to Exhibit 10.10(a) to the company’s Quarterly Report on Form 10-Q filed on May 8, 2025)
4.10(b)	Second Amended and Restated Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated May 7, 2025, by and between Green Plains Inc. and BlackRock Global Allocation Collective Fund (incorporated herein by reference to Exhibit 10.10(b) to the company’s Quarterly Report on Form 10-Q filed on May 8, 2025)
4.10(c)	Second Amended and Restated Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated May 7, 2025, by and between Green Plains Inc. and BlackRock Total Return Bond Fund (incorporated herein by reference to Exhibit 10.10(c) to the company’s Quarterly Report on Form 10-Q filed on May 8, 2025)
4.10(d)	Second Amended and Restated Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated May 7, 2025, by and between Green Plains Inc. and Strategic Income Opportunities Bond Fund (incorporated herein by reference to Exhibit 10.10(d) to the company’s Quarterly Report on Form 10-Q filed on May 8, 2025)
4.11(a)	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated August 10, 2025, by and between Green Plains Inc. and BlackRock Global Allocation Fund, Inc. (incorporated herein by reference to Exhibit 10.16(a) to the company’s Quarterly Report on Form 10-Q filed on August 11, 2025)
4.11(b)	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated August 10, 2025, by and between Green Plains Inc. and BlackRock Global Allocation Collective Fund (incorporated herein by reference to Exhibit 10.16(b) to the company’s Quarterly Report on Form 10-Q filed on August 11, 2025)
4.11(c)	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated August 10, 2025, by and between Green Plains Inc. and BlackRock Total Return Bond Fund (incorporated herein by reference to Exhibit 10.16(d) to the company’s Quarterly Report on Form 10-Q filed on August 11, 2025)
4.11(d)	Warrant Agreement to Purchase Common Stock of Green Plains Inc., dated August 10, 2025, by and between Green Plains Inc. and Strategic Income Opportunities Bond Fund (incorporated herein by reference to Exhibit 10.16(c) to the company’s Quarterly Report on Form 10-Q filed on August 11, 2025)
5.1**	Opinion of Husch Blackwell LLP regarding legality of the securities being registered.
10.1	Subscription Agreement, dated August 10, 2025, by and between Green Plains Inc. and each of the subscribers named therein (incorporated herein by reference to Exhibit 10.12 to the company’s Quarterly Report on Form 10-Q filed on August 11, 2025)
23.1**	Consent of KPMG LLP.
23.2**	Consent of Husch Blackwell LLP (included in Ex. 5.1 to this Registration Statement on Form S-3)
24.1***	Power of Attorney (on signature page of this Registration Statement)
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended
107.01**	Filing Fee Table

*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated herein by reference.

**
Filed herewith.

***
Previously filed.

Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)
That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on August 11, 2025.
GREEN PLAINS INC.
By:
/s/ Michelle S. Mapes

Michelle S. Mapes
Interim Principal Executive Officer, Chief Legal and Administration Officer and Corporate Secretary (Principal Executive Officer)
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on August 11, 2025.
SIGNATURE	TITLE	DATE
/s/ Michelle S. Mapes Michelle S. Mapes	Interim Principal Executive Officer, Chief Legal and Administration Officer and Corporate Secretary (Principal Executive Officer)	August 11, 2025
/s/ Philip B. Boggs Philip B. Boggs	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 11, 2025
/s/ * James D. Anderson	Chairman of the Board	August 11, 2025
/s/ * Farha Aslam	Director	August 11, 2025
/s/ * Steven J. Furcich	Director	August 11, 2025
/s/ * Carl J. Grassi	Director	August 11, 2025
/s/ * Brian D. Peterson	Director	August 11, 2025
/s/ * Martin Salinas Jr.	Director	August 11, 2025
/s/ * Patrick Sweeney	Director	August 11, 2025

SIGNATURE		TITLE	DATE
/s/ * Kimberly Wagner		Director	August 11, 2025
*By:	/s/ Michelle S. Mapes Michelle Mapes, Attorney-In-Fact